EXHIBIT 99.1

KNIGHT CAPITAL GROUP COMPLETES ACQUISITION OF LIBERTAS HOLDINGS, LLC

Institutional fixed income broker-dealer renamed Knight Libertas

JERSEY CITY, N.J. (July 11, 2008) – Knight Capital Group, Inc. (Nasdaq: NITE) today announced the completion of the acquisition of Libertas Holdings, LLC, for $50 million in cash and $25 million of unregistered Knight stock, effective as of the opening of business today. The agreement also includes a potential earn-out of up to $75 million of unregistered Knight stock based on future performance of Libertas in the three-year period following the close.

The institutional fixed income broker-dealer was renamed Knight Libertas LLC. Founder Gary Katcher was appointed Senior Managing Director and Head of Global Institutional Fixed Income. He will report to Mr. Joyce and has joined Knight’s executive committee.

“With the acquisition of Libertas, Knight now has top-flight institutional fixed income capabilities to offer our clients,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “Gary has assembled an impressive team and under his continued direction we look forward to building on the client, volume and revenue growth.”

Knight Libertas provides trade execution services and investment research across a broad range of fixed income securities, including high yield and high grade corporate bonds, distressed debt, asset-backed and mortgage-backed securities, convertible bonds and syndicated loans. Knight Libertas also provides capital markets services to growing companies in need of financing to support expansion.

Biography

Gary Katcher

Senior Managing Director, Head of Global Institutional Fixed Income

Gary Katcher, 51, heads Knight’s institutional fixed income sales and trading. He is the former Chief Executive Office of Libertas Partners LLC, a firm he founded in 2002.

Mr. Katcher spent more than a decade at Merrill Lynch where he headed high yield trading. While running the Merrill Lynch desk, the high yield group rose to one of the top on Wall Street in new issue and secondary trading. His career also includes roles at Royal Bank of Canada, Bear Stearns and E.F. Hutton where he started in 1982 and was eventually promoted to head the high yield desk.

Mr. Katcher holds an MBA in Finance from New York University and a BA from Oneonta State.

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides electronic and voice access to the capital markets across multiple asset classes for buy-side, sell-side and corporate clients. In Global Markets, we provide market access and trade execution services in nearly every U.S. equity security and a large number of international securities, futures, options, foreign exchange and fixed income. In Asset Management, Knight owns a 51 percent stake in Deephaven Holdings with Deephaven Partners controlling the remaining 49 percent as of February 1, 2008. Deephaven (www.deephavenfunds.com) is a global, multi-strategy alternative investment manager serving institutions and private clients. More information about Knight can be found at www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the costs, integration, performance and operation of businesses recently acquired, or that may be acquired in the future, by the Company. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director, Communications, Marketing & Investor Relations 201-557-6954 or mwyrwas@knight.com	Director, Media Relations 201-356-1523 or kfitzsimmons@knight.com	Vice President, Corporate Communications 201-356-1529 or jmairs@knight.com